UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2014

Bitcoin Shop, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Fort Myer Drive, Suite #1105 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

On July 10, 2014, Bitcoin Shop, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Express Technologies, Inc. (“Express Technologies”) pursuant to which the Company purchased a convertible promissory note in the principal amount of $150,000 (the “Note”).  The Note accrues interest at 5% per annum and matures on July 10, 2015.  Upon the occurrence of Express Technologies' next preferred equity financing in which Express Technologies receives gross proceeds of at least $750,000 (the “Financing”), the entire outstanding principal amount and accrued but unpaid interest (the “Conversion Amount”) on the Note shall automatically be converted into such number of shares of Express Technologies’ preferred equity equal to the greater of (A) the Conversion Amount divided by the product of: (i) the per share price of the securities offered in the Financing and (ii) 0.85 and (B) the Conversion Amount divided by an amount equal to $9,000,000 divided by Express Technologies’ Fully Diluted Capitalization (as defined in the Note).  In the event a Financing does not occur prior to the maturity of the Note, the Company may elect to convert the Note into such number of shares of common stock as shall equal: (A) the Conversion Amount as of the Maturity Date divided by (B) an amount equal to $9,000,000 divided by Express Technologies’ Fully Diluted Capitalization immediately prior to the Maturity Date.

In connection with the Company’s investment in Express Technologies, the Company entered into a letter agreement with Express Technologies (the “Letter Agreement”) pursuant to which the Company was granted an option until October 24, 2014 (the “Option”) to (i) purchase additional promissory notes in an amount up to $1,000,000 or (ii) to the extent a Financing occurs, purchase securities in such Financing in an amount up to $1,000,000.  The Option is payable in U.S. dollars or bitcoins.

Additionally, pursuant to the Letter Agreement, Express Technologies has agreed to cause Charles Allen, the Company’s Chief Executive Officer, to be appointed as an advisor to Express Technologies in consideration for an option or warrant to purchase such number of shares of Express Technologies’ common stock as shall equal 0.25% of the Fully Diluted Capitalization at an exercise price equal to $9,000,000 divided by the Fully Diluted Capitalization.  Such option or warrant shall vest over a two year period.

In the event the Company (i) exercises the Option and (ii) purchases an additional note or participates in a Financing in an amount of $1,000,000, Express Technologies shall cause Mr. Allen to be appointed to its Board of Directors in consideration for which, Mr. Allen shall receive an option or warrant to purchase such number of shares of Express Technologies’ common stock as shall equal 0.50% of the Fully Diluted Capitalization at an exercise price equal to $9,000,000 divided by the Fully Diluted Capitalization.  Such option or warrant shall vest over a two year period

The foregoing information is a summary of each of the transaction documents involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Convertible Note Purchase Agreement
10.2	Form of Note
10.3	Side Letter
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: July 14, 2014	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer